SUB ITEM 77Q1(a)

Appendix A, dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust IX, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, is contained in Post-Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25,2008,under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

                                           MFS SERIES TRUST IX


                                        CERTIFICATION OF AMENDMENT
                                       TO THE DECLARATION OF TRUST

                          REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND
                                             CLASS R5 SHARES


Pursuant  to  Sections  6.10 and 9.3 of the  Amended  and  Restated
Declaration of Trust dated December 16, 2004, as amended (the Declaration), of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4, and Class R5 shares (as defined in the Declaration) of MFS Bond Fund, MFS Inflation-Adjusted Bond Fund, MFS
Limited Maturity Fund and MFS Research Bond Fund, each a series of the Trust, as follows:

The class of shares previously designated as Class R3 Shares shall be redesignated as Class R2 Shares, the class of shares previously designated as Class R4 Shares shall be redesignated as Class R3 Shares, and the class of shares previously designated as Class R5 Shares shall be redesignated as Class R4 Shares.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


ROBERT E. BUTLER
Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803


CityplaceLAWRENCE H. COHN
CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467


DAVID H. GUNNING
PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW
PersonNameWilliam R. Gutow
3 Rue Dulac
CityplaceDallas StateTX  PostalCode75230


MICHAEL HEGARTY
Michael Hegarty
addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES
PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street
CityplaceBoston PostalCodeMA  PostalCode02108


ROBERT J. MANNING
Robert J. Manning
PostalCodePostalCode13 Rockyledge Road
Swampscott MA  01907


PostalCodePostalCodeLAWRENCE T. PERERA
PostalCodePostalCodeLawrence T. Perera
PostalCodePostalCode18 Marlborough Street
PostalCodePostalCodeBoston PostalCodeMA  PostalCode02116


ROBERT C. POZEN
Robert C. Pozen
PostalCodePostalCode9 Arlington Street
PostalCodePostalCodeBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT
J. Dale Sherratt
PostalCodePostalCode86 Farm Road
Sherborn MA  01770


LAURIE J. THOMSEN
Laurie J. Thomsen
PostalCodePostalCode235 Nashawtuc Road
PostalCodePostalCodeConcord PostalCodeMA PostalCode01742


ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
Naples FL  34108